Consent of Independent Auditors


The Trustees
Cash Resource Trust

We consent to the use of our report dated September 11, 1998, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information.

                                                       KPMG Peat Marwick LLP

Boston, Massachusetts
October 8, 1998